Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Relations Contact: Raphael Gross 203.682.8253 investors@frgi.com

FIESTA RESTAURANT GROUP, INC. APPOINTS LYNN SCHWEINFURTH

AS CHIEF FINANCIAL OFFICER

MIAMI, FL – July 2, 2012 – Fiesta Restaurant Group, Inc. (“Fiesta” or “the Company”) (NASDAQ: FRGI), the owner, operator, and franchisor of the Pollo Tropical® and Taco Cabana® fast-casual restaurant brands, announced today that Lynn Schweinfurth has joined the Company as Vice President and Chief Financial Officer, effective July 16, 2012. With her appointment, Fiesta has now completed building its senior management team.

Ms. Schweinfurth is a highly-respected corporate officer with more than 20 years of progressive, senior-level financial management and leadership experience, primarily in restaurant and retail businesses, including Winn-Dixie Stores, Inc., Brinker International, Inc., PepsiCo, Inc. and its restaurant-company spin-off, Yum! Brands, Inc. She earned an MBA from the University of Chicago and a BA in Economics from the University of California, Los Angeles.

Since 2010, Ms. Schweinfurth served as Vice President of Finance and Treasurer at Winn-Dixie Stores, Inc. In this role, she led strategic planning and business analysis, treasury, and investor relations. Prior to joining Winn-Dixie Stores, Inc., Ms. Schweinfurth led the finance function at Lone Star Steakhouse, Texas Land & Cattle, Romano’s Macaroni Grill, and the international division of Brinker International, Inc. During her nine years at PepsiCo, Inc. and Yum! Brands, Inc., she held various domestic and international roles in areas including planning and analysis, mergers & acquisitions, franchise finance and investor relations.

“We are delighted to welcome Lynn to Fiesta as our CFO. Lynn is an extraordinary talent, who has broad-based financial leadership experience with major restaurant and retail brands, including global, franchise and company-owned restaurant portfolio companies. In addition to her technical and leadership skills, we believe she will be a great cultural fit for Fiesta. We are confident that she can add significant value as we execute on our strategic plans,” stated Tim Taft, Chief Executive Officer and President of Fiesta Restaurant Group, Inc.

“I am thrilled to join Fiesta at this early stage in its corporate history as an independent publicly traded company and believe the Company is poised for significant, long term, profitable growth. I look forward to working alongside the management team and the board of directors to leverage our two exceptional brands and drive industry leading performance within the fast-casual industry, creating long-term value for our shareholders,” said Ms. Schweinfurth.

ABOUT FIESTA RESTAURANT GROUP, INC.

Fiesta Restaurant Group, Inc. owns, operates, and franchises the Pollo Tropical® and Taco Cabana® restaurant brands with 247 company-owned and operated restaurants and 40 franchised restaurants in the U.S., Puerto Rico, the Bahamas, Cost Rica, Ecuador, Honduras, Trinidad and Venezuela as of June 29, 2012. The Company specializes in the operation of fast-casual, ethnic restaurant brands that offer distinct and unique flavors with a broad appeal at a compelling value. Both brands feature made-from-scratch cooking, fresh salsa bars, drive-thru service, and catering. Fiesta common stock is traded on the NASDAQ Global Select Market under the symbol FRGI. For more information about Fiesta Restaurant Group, Inc., visit our website at www.FRGI.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission.